As filed with the Securities and Exchange Commission on March 31, 2021.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
TELOS CORPORATION
(Exact name of registrant as specified in its charter)
Maryland	7373	52-0880974
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
19866 Ashburn Road
Ashburn, Virginia 20147
(703) 724-3800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John B. Wood
Chairman and Chief Executive Officer
19866 Ashburn Road
Ashburn, Virginia 20147
(703) 724-3800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Jefferson V. Wright Executive Vice President and General Counsel 19866 Ashburn Road Ashburn, Virginia 20147 (703) 726-2704	Christopher R. Johnson Scott R. Wilson Miles & Stockbridge P.C. 100 Light Street Baltimore, Maryland 21202 (410) 727-6464
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:  ☐
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	(1)	(1)	(1)	(2)
(1)
Omitted pursuant to Form S-3 General Instructions II.E. An unspecified number of securities is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee. Registration fees will be paid subsequently on a pay as you go basis.

PROSPECTUS

TELOS CORPORATION

Common Stock

Common Stock Offered by the Selling Stockholders
We may offer and sell shares of our common stock, and the Selling Stockholders (as defined herein) may offer and sell shares of common stock, in each case from time to time in one or more offerings, in amounts, at prices and on terms that will be determined at the time the shares of our common stock are offered.
Our shares of common stock are listed on The Nasdaq Global Market under the symbol “TLS.” On March 30, 2021, the closing sale price of our shares of common stock as reported on The Nasdaq Global Market was $35.50 per share. You are urged to obtain current market quotations for our common stock.
This prospectus provides you with a general descriptions of our common stock. Each time we or any of the Selling Stockholders offer and sell shares of our common stock, we or such Selling Stockholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the Selling Stockholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the accompanying prospectus supplement, as well as any documents incorporated by reference herein or therein, before you invest in our securities.
We may offer and sell the common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the Selling Stockholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of our common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Investing in our common stock involves risks and uncertainties that should be considered. See “Risk Factors” on page 3 of this prospectus and any similar sections contained in the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 31, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell shares of common stock from time to time and in one or more offerings and selling stockholders named in any supplement to this prospectus (the “Selling Stockholders”) may, from time to time, sell shares of common stock from time to time in one or more offerings. Each time that we or the Selling Stockholders offer and sell common stock, we or the Selling Stockholders will provide a prospectus supplement to this prospectus that contains specific information about the common stock being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement and any free writing prospectus, you should rely on the prospectus supplement and any free writing prospectus, as applicable. Before purchasing any common stock, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the Selling Stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Telos,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Telos Corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the common stock.

THE COMPANY
Telos Corporation, together with its subsidiaries, offers technologically advanced, software-based security solutions that empower and protect the world’s most security-conscious organizations against rapidly evolving, sophisticated and pervasive threats. Our portfolio of security products, services and expertise empower our customers with capabilities to reach new markets, serve their stakeholders more effectively, and successfully defend the nation or their enterprise. We protect our customers’ people, information, and digital assets so they can pursue their corporate goals and conduct their global missions with confidence in their security and privacy.
Our customer base consists of the U.S. federal government, large commercial businesses, state and local governments, as well as international customers. Our federal government customers include the Department of Defense, the Central Intelligence Agency and multiple other agencies within the Intelligence Community, and multiple civilian agencies, including the Department of Homeland Security, the U.S. Department of State, and the Federal Bureau of Investigation. Our commercial customers include Fortune 500 enterprises such as Amazon.com, Inc., Microsoft Corporation, and salesforce.com, inc. We have conducted business with over 350 customers in each of the last three years. For the last year ended December 31, 2020, approximately 50% of our revenue was derived from sole source contracts or contracts for which we had limited competition. Our customers are highly targeted by cyber attackers and require continuous real-time insights to make informed decisions about how to effectively balance the constraints of security risk with the freedom to act and decide in the best interests of the organization and the greater good of the public. Our advanced security solutions help protect and ensure confidence in the information that is vital to the world’s most important commercial and governmental organizations, national security, and mission success for the warfighter.
We were incorporated in the State of Maryland in 1971. Our principal executive offices are located at 19866 Ashburn Road, Ashburn, Virginia 20147, and our telephone number is (703) 724-3800.

RISK FACTORS
Investment in our common stock offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus, any applicable prospectus supplement, and the documents incorporated herein by reference contain expressions of our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.
In this prospectus, forward-looking statements include statements concerning matters such as our anticipated expenditures, anticipated contract revenues, development and/or expansion of our products in commercial markets, our plans to grow our business in foreign markets, the success of our sales and marketing efforts to develop other business channels, our plans for potential acquisitions or investments, expectations as to the development of our public trading market, stock price, operating results, including our projections, and our plans for any future issuances or distributions. While forward-looking statements are based on the reasonable expectations of our management at the time that they are made, you should not rely on them. We undertake no obligation to revise or update publicly any forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as may be required by law.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock being offered by any Selling Stockholder.

DESCRIPTION OF CAPITAL STOCK
General
The following description summarizes the most important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Second Articles of Amendment and Restatement, a copy of which has been incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part. For a complete description of our capital stock, you should refer to our Second Articles of Amendment and Restatement and to the applicable provisions of Maryland law.
Our authorized capital stock consists of 250,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. Our Second Articles of Amendment and Restatement authorize our Board of Directors to classify or reclassify shares of our stock in one or more classes or series, to cause the issuance of additional shares of our stock, and to amend our charter without stockholder approval to increase or decrease the number of shares of stock that we have authority to issue. As of March 15, 2021, there were 64,625,071 shares of our common stock issued and outstanding, 4,346,647 shares of common stock reserved for issuance for future grants under the Telos Corporation 2016 Omnibus Long-Term Incentive Plan, as amended, and 900,970 shares issuable upon the exercise of outstanding warrants, and no shares of preferred stock outstanding.
Common Stock
Dividend Rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board of Directors may determine.
Voting Rights
Holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of common stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our Second Articles of Amendment and Restatement. The directors will be elected by a plurality of the outstanding shares entitled to vote on the election of directors.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions. Upon the consummation of the offering described in this prospectus, holders of our common stock will not be entitled to exercise any rights of an objecting stockholder under Title 3, Subtitle 2 of the Maryland General Corporation Law (“MGCL”), or any successor statute, unless otherwise determined by the Board of Directors.
Right to Receive Liquidation Distributions
If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Maryland Business Combination Act
We are subject to Subtitle 6 of Title 3 of the MGCL, the Maryland Business Combination Act. The Business Combination Act may discourage third parties from trying to acquire control of us and increase the difficulty of consummating such an offer.
Maryland Control Share Acquisition Act
We are subject to Subtitle 7 of Title 3 of the MGCL, the Maryland Control Share Acquisition Act. Our bylaws exempt from the Maryland Control Share Acquisition Act acquisitions of our common stock by any person. If we amend our bylaws to repeal the exemption from the Control Share Acquisition Act, the Control Share Acquisition Act also may make it more difficult for a third party to obtain control of us and increase the difficulty of consummating such an offer.

Preferred Stock
Our Board of Directors is authorized, subject to limitations prescribed by Maryland law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our Board of Directors can also increase or decrease the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

SELLING STOCKHOLDERS
Information about Selling Stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We or any of the Selling Stockholders may sell the offered securities from time to time:
•	through underwriters or dealers;
•	through agents;
•	directly to one or more purchasers; or
•	through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the shares of our common stock being offered by this prospectus will be passed upon for us by Miles & Stockbridge P.C., Baltimore, Maryland. Additional legal matters may be passed upon for us, the Selling Stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Additional Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our web site address is www.telos.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the common stock are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC permits us to “incorporate by reference” the information contained in documents we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including the information that they contain in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until the termination of each offering under this prospectus (except for information “furnished” under Items 2.02 or 7.01, including the related exhibits under Item 9.01, on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus), unless expressly stated otherwise as set forth below:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021;
•	our Current Report on Form 8-K dated January 28, 2021, filed with the SEC on February 3, 2021; and
•
the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on November 17, 2020, and any amendment or report filed with the SEC for the purpose of updating the description.

Upon written or oral request, we will provide, without charge, to each person, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus, excluding exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number:
Telos Corporation
Attention: Corporate Secretary
19886 Ashburn Road
Ashburn, Virginia 20147
telephone: (703) 724-3800

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the expenses in connection with the registration statement. All such expenses are estimates, other than the filing fees payable to the SEC.
Amount to be Paid
SEC registration fee	(1)
FINRA filing fee	(2)
Nasdaq listing fee	(2)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent and registrar expenses	(2)
Underwriters’ fees and expenses	(2)
Miscellaneous expenses	(2)
Total	(2)
(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers
The Maryland General Corporation Law, or the MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the director or officer that was established by a final judgment as being material to the cause of action adjudicated. Our charter contains a provision which eliminates the liability of each of the members of our Board of Directors, or our Directors, and officers to the maximum extent permitted by Maryland law.
The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:
•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•	a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity.
Our charter also authorizes us, to the maximum extent permitted by Maryland law, to indemnify (1) any present or former director or officer of us or (2) any individual who, while a director of us and at our request, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as our present or former director or officer and pay or reimburse such person’s reasonable expenses in advance of final disposition of a proceeding.
Item 16.	Exhibits and Financial Statement Schedules
Exhibit Number	Description
1.1++	Form of Underwriting Agreement

4.1	Second Articles of Amendment and Restatement of Telos Corporation, dated November 12, 2020 (Incorporated by reference to Exhibit 3.2 filed with the Company’s Form 8-K filed on November 16, 2020)

4.2	Third Amended and Restated Bylaws of Telos Corporation, effective as of March 23, 2021 (Incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K filed on March 25, 2021)

4.3
Credit Agreement, dated January 25, 2017, among Telos Corporation, Xacta Corporation, ubIQuity.com, Inc., Teloworks, Inc., Enlightenment Capital Solutions Fund II, L.P., and the lenders party thereto (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on January 31, 2017)

4.4
First Amendment to Credit Agreement, effective as of February 23, 2017, among Telos Corporation, Xacta Corporation, ubIQuity.com, Inc., Teloworks, Inc., Enlightenment Capital Solutions Fund II, L.P., and the lenders party thereto (Incorporated by reference to Exhibit 4.2 filed with the Company’s Form 10-K report for the year ended December 31, 2016)

4.5
Second Amendment to Credit Agreement, dated April 18, 2017, among Telos Corporation, Xacta Corporation, ubIQuity.com, Inc., Teloworks, Inc., Enlightenment Capital Solutions Fund II, L.P., and the lenders party thereto (Incorporated by reference to Exhibit 4.1 filed with the Company’s Current Report on Form 8-K on April 24, 2017)

4.6
Subordination and Intercreditor Agreement, dated April 18, 2017, among JP Charitable Foundation, Telos Corporation, Xacta Corporation, ubIQuity.com, Inc., Teloworks, Inc., and Enlightenment Capital Solutions Fund II, L.P. (Incorporated by reference to Exhibit 4.2 filed with the Company’s Current Report on Form 8-K on April 24, 2017)

4.7
Subordination and Intercreditor Agreement, dated April 18, 2017, among Porter Foundation Switzerland, Telos Corporation, Xacta Corporation, ubIQuity.com, Inc., Teloworks, Inc., and Enlightenment Capital Solutions Fund II, L.P. (Incorporated by reference to Exhibit 4.3 filed with the Company’s Current Report on Form 8-K on April 24, 2017)

4.8
First Amendment to Subordinated Loan Agreement, dated April 18, 2017, between Telos Corporation and JP Charitable Foundation (Incorporated by reference to Exhibit 4.4 filed with the Company’s Current Report on Form 8-K on April 24, 2017)

4.9
First Amendment to Subordinated Loan Agreement, dated April 18, 2017, between Telos Corporation and Porter Foundation Switzerland (Incorporated by reference to Exhibit 4.5 filed with the Company’s Current Report on Form 8-K on April 24, 2017)

Exhibit Number	Description
4.10
Amended and Restated Subordinated Promissory Note, dated April 18, 2017, by Telos Corporation in favor of JP Charitable Foundation (Incorporated by reference to Exhibit 4.6 filed with the Company’s Current Report on Form 8-K on April 24, 2017)

4.11
Amended and Restated Subordinated Promissory Note, dated April 18, 2017, by Telos Corporation in favor of Porter Foundation Switzerland (Incorporated by reference to Exhibit 4.7 filed with the Company’s Current Report on Form 8-K on April 24, 2017)

4.12
Third Amendment to Credit Agreement and Waiver, dated March 30, 2018, among Telos Corporation, Xacta Corporation, ubIQuity.com, Inc., Teloworks, Inc., Enlightenment Capital Solutions Fund II, L.P., and the lenders party thereto (Incorporated by reference to Exhibit 4.10 filed with the Company’s Form 10-K report for the year ended December 31, 2017)

4.13
Fourth Amendment to Credit Agreement and Waiver; First Amendment to Fee Letter between Telos Corporation and Enlightenment Capital Solutions Fund II, L.P. dated July 19, 2019 (Incorporated by reference to Exhibit 99.1 filed with the Company’s Current Report on Form 8-K on July 23, 2019)

4.14
Fifth Amendment to Credit Agreement and Second Amendment to Fee Letter between Telos Corporation and Enlightenment Capital Solutions Fund II, L.P. dated March 26, 2020 (Incorporated by reference to Exhibit 99.1 filed with the Company’s Current Report on Form 8-K on March 30, 2020)

5.1+	Opinion of Miles & Stockbridge P.C.

23.1+	Consent of BDO USA, LLP, independent registered accounting firm for the Company

23.2+	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.1)

24+	Power of Attorney (included on the signature page hereto)
++
To be filed by amendment, including, if necessary, a post-effective amendment, or as an exhibit to a document to be incorporated by reference in connection with the offering of the securities registered hereunder.

+	Filed herewith
Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ashburn, Commonwealth of Virginia, on the 31st day of March, 2021.
TELOS CORPORATION

By:	/s/ John B. Wood
Name: John B. Wood
Title: Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John B. Wood and Jefferson V. Wright, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Maryland and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ John B. Wood	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 31, 2021
John B. Wood

/s/ Michele Nakazawa	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2021
Michele Nakazawa

/s/ Bernard C. Bailey	Director	March 31, 2021
Bernard C. Bailey

/s/ David Borland	Director	March 31, 2021
David Borland

/s/ John W. Maluda	Director	March 31, 2021
Major General John W. Maluda (USAF, Ret.)

/s/ Bonnie Carroll	Director	March 31, 2021
Bonnie Carroll

/s/ Fredrick Schaufeld	Director	March 31, 2021
Fredrick Schaufeld